Exhibit 5.1

DUKE ENERGY BUSINESS SERVICES LLC

525 South Tryon Street
Charlotte, North Carolina 28202-1803
June 7, 2024

Duke Energy Corporation

525 South Tryon Street
Charlotte, North Carolina 28202-1803

Re:	Duke Energy Corporation
$750,000,000 5.45% Senior Notes due 2034
$750,000,000 5.80% Senior Notes due 2054

To the Addressee:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company subsidiary of Duke Energy Corporation, a Delaware corporation (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $750,000,000 aggregate principal amount of the Company’s 5.45% Senior Notes due 2034 and $750,000,000 aggregate principal amount of the Company’s 5.80% Senior Notes due 2054 (collectively, the “Securities”).  The Securities are being issued pursuant to an Indenture, dated as of June 3, 2008 (the “Original Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures thereto, including the Thirty-third Supplemental Indenture, dated as of June 7, 2024 (the “Supplemental Indenture”), between the Company and the Trustee (the Original Indenture, as amended and supplemented, being referred to as the “Indenture”).  On June 5, 2024, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

I am a member of the bar of the State of North Carolina and my opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York and the federal laws of the United States that, in my experience, are normally applicable to transactions of the type contemplated above and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated.  This opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In rendering the opinions set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)            the registration statement on Form S-3 (File No. 333-267583) of the Company relating to the Securities and other securities of the Company filed on September 23, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, effective upon filing with the Commission on September 23, 2022 pursuant to Rule 462(e) of the Rules and Regulations, being hereinafter referred to as the “Registration Statement”);

(b)            the prospectus, dated September 23, 2022 (the “Base Prospectus”) relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c)            the preliminary prospectus supplement, dated June 5, 2024, and the Base Prospectus, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)            the prospectus supplement, dated June 5, 2024, and the Base Prospectus, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)            the Amended and Restated Certificate of Incorporation of the Company, effective as of May 19, 2014 and as amended on September 11, 2019, as certified by the Secretary of State of the State of Delaware;

(f)             the Amended and Restated By-laws of the Company, effective as of May 9, 2024;

(g)            an executed copy of the Original Indenture;

(h)            an executed copy of the Supplemental Indenture;

(i)             an executed copy of the Underwriting Agreement;

(j)             the certificates representing the Securities of each series;

(k)            the issuer free writing prospectus issued at or prior to 3:55 p.m. (Eastern time) on June 5, 2024 which the Company was advised is the time of the first contract of sale of the Securities, substantially in the form attached as Schedule C to the Underwriting Agreement and as filed with the Commission pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;

(l)             the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee;

(m)            resolutions of the Board of Directors of the Company, adopted on May 5, 2022, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities; and

(n)            the written consent of the Assistant Treasurer of the Company, effective as of June 5, 2024.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such documents.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect on such parties.  As to any facts material to this opinion letter that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(i)             the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(ii)            I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their respective terms.

I hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement through incorporation by reference of a current report on Form 8-K.  I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert T. Lucas III
Robert T. Lucas III, Esq.